                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                             STAAR SURGICAL COMPANY

             Pursuant to Section 102 of the General Corporation Law
                            of the State of Delaware

     The undersigned, in order to form a corporation pursuant to Section 102 of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST: The name of the Corporation is STAAR Surgical Company.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 410 South State Street in the city of Dover, County of Kent, Delaware 19901. The name of its registered agent at such address is United Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: (a) The corporation shall be authorized to issue THIRTY MILLION (30,000,000) shares, consisting of TWENTY MILLION (20,000,000) shares of Common Stock, each of the par value of $0.1 ("Common Stock") and TEN MILLION (10,000,000) shares of Preferred Stock, each of the par value of $0.1 ("Preferred Stock").

         (b) The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

               Except as otherwise required by statute or provided for by resolution or resolutions of the Board of Directors, as hereinafter set forth, the holders of the Common Stock of the Corporation shall possess the exclusive right to vote for the election of directors and for all other corporate purposes.

               The Preferred Stock shall each be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares from time to time adopted by the Board of Directors; and in such resolution or resolutions providing for the issue of shares of each particular series the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment dated shall be cumulative; and the redemption price or prices for the particular series; the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the Corporation or of any other corporation, with any provisions for the subsequent adjustment of such conversion rights; and to classify or reclassify any unissued Preferred Stock by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

               All the Preferred Stock of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all Preferred Stock shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.

     FIFTH: The name and mailing address of the Incorporator is as follows:

                  NAME                                MAILING ADDRESS
                  ----                                ---------------

                   Elliot H. Lutzker                Snow, Becker, Kroll,
                                                    Klaris & Kraus, P.C.
                                                    99 Park Avenue
                                                    17th Floor
                                                    New York, New York  10016

     SIXTH: The Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation.

     SEVENTH: Elections of directors need not be by written ballot unless the by-laws of the Corporation shall otherwise provide.

     EIGHTH: The corporation shall to the full extent permitted by Section 145 of the Delaware General Corporation Law indemnify all persons whom it may indemnify pursuant thereto.

     NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this

Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement then the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

     TENTH: The corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by Statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I have hereunto set my hand this 2nd day of April, 1986, and I affirm that the foregoing certificate is my act and deed and that the facts stated therein are true.


                                    /s/ ELLIOT H. LUTZKER
                                    ------------------------------------------
                                    Elliot H. Lutzker, Incorporator

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                         CERTIFICATION OF INCORPORATION
                                       OF
                             STAAR SURGICAL COMPANY

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation does hereby certify:

         FIRST: That the Board of Directors of STAAR Surgical Company (the "Corporation"), by unanimous written consent in lieu of a meeting, adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolutions setting forth the proposed amendments are as follows:

                  RESOLVED, that the Article to the Certificate of Incorporation of the Corporation effected by this Certificate of Amendment is as follows:

                  RESOLVED, that a new Article TENTH, to the Certificate of Incorporation effected by this Certificate of Amendment reads as follows:

                           TENTH: No director of the Corporation shall be liable
                  to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper/personal benefit.

                  RESOLVED, that the existing article TENTH to the Certificate of Incorporation be amended to read Article ELEVENTH.

         SECOND: Such amendments were approved on September 29, 1986 by a majority of the Corporation's outstanding Common Stock entitled to vote thereon.

         THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, STAAR Surgical Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Thomas R. Waggoner its President, and attested by Robert Nelson its Secretary, this 29th day of September, 1986.


                                    /s/ TOM WAGGONER
                                    -----------------------------
                                    Thomas R. Waggoner, President


ATTEST:

/s/ ROBERT NELSON
---------------------------------
Robert Nelson, Secretary

(Corporate Seal)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             STAAR SURGICAL COMPANY

         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation does hereby certify:

         FIRST: That the Board of Directors of STAAR Surgical Company (the "Corporation") duly adopted resolutions authorizing a two-for-one forward stock split effective July 2, 1984 (the "First Stock Split"); and

         SECOND: That the Board of Directors of the Corporation duly adopted resolutions authorizing a two-for-one forward stock split with respect its Common Stock, Par Value $0.01 per share, effective November 9, 1984 (the "Second Stock Split"); and

         THIRD: That the Board of Directors of the Corporation duly adopted resolutions authorized a one-for-two reverse stock split with respect its Common Stock, Par Value $0.01 per share, effective October 31, 1990 (the "Third Stock Split"); and

         FOURTH: That the Board of Directors of the Corporation duly adopted resolutions authorizing a one-for-two reverse stock split with respect its Common Stock, Par Value $0.01 per share, subject to and effective upon the consent of the shareholders of the Corporation (the "Fourth Stock Split"), and also duly adopted resolutions seeking ratification from the shareholders of the Corporation of the prior Stock Splits, and

         FIFTH: That on May 15, 1982, a majority of the shareholders of the Corporation by written consent pursuant to Section 242 of the General Corporation Law of the State of Delaware authorized the Fourth Stock Split and ratified the First Stock Split, the Second Stock Split, and the Third Stock Split.

IN WITNESS WHEREOF, STAAR Surgical Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by its President, John R. Wolf, and attested by its Secretary, LaMar F. Laster, this 15 day of May, 1992.


                                             /s/ JOHN R. WOLF
                                             -----------------------------------
                                             John R. Wolf, President


ATTEST:


/s/ LAMAR F. LASTER
--------------------------------
LaMar F. Laster, Secretary

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             STAAR SURGICAL COMPANY


         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned Corporation does hereby certify:

         That the Board of Directors of STAAR Surgical Company (the "Corporation") duly adopted resolutions authorizing modifications to the Certificate of Incorporation in order to: (i) reorganize the Board of Directors of the Corporation into three classes of directors, with the directors in each class serving three year staggered terms, (ii) limit the minimum and maximum number of authorized directors serving on the Board to three and seven persons, respectively, (iii) require that any vacancies in the number of directors of the Corporation be filled solely by the vote of a majority of directors then in office, (iv) require that actions by stockholders be taken only at an annual or special meeting of the stockholders and not by written consent, and (v) require a two-thirds vote of the stockholders of the Corporation to amend or appeal any of the foregoing amendments to the Certificate of Incorporation and Bylaws (the "Modifications"); and

         That at the Annual Meeting of Stockholders held on June 6, 1995, pursuant to section 242 of the General Corporation Law of the State of Delaware, a majority of the Corporation's outstanding Common Stock entitled to vote authorized and approved the Modifications; and

         That the Certificate of Amendment of the Corporation is amended as follows:

         FIRST, Section (a) of Article FOURTH of the Corporation's Certificate of Incorporation shall be deleted in its entirety and the following shall be substituted in its place:

                  (a) The Corporation shall be authorized to issue FORTY MILLION (40,000,000) shares, consisting of THIRTY MILLION (30,000,000) shares of Common Stock, each of the par value of $.01 ("Common Stock"), and TEN MILLION (10,000,000) shares of Preferred Stock, each of the par value of $.01 ("Preferred Stock").

         SECOND, a new Article TWELFTH to the Certificate of Incorporation effected by this Certificate of Amendment reads a follows:

         TWELFTH: (a) The number of directors that shall constitute the entire Board of Directors of this corporation shall be not less than three (3) nor more than seven (7), subject to the provisions of this Article TWELFTH. The exact number of directors shall be fixed, within the foregoing limitations, by the vote of a majority of the entire Board of Directors. The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. Directors need not be stockholders. Except as otherwise provided by statute or this Certificate of Incorporation or the corporation's Bylaws, the directors shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed.

                  (b) The directors of the Corporation shall be divided into three (3) classes as nearly equal in size as practicable, which classes are hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly scheduled annual meeting of stockholders to be held after the annual meeting of stockholders for 1995 (scheduled to be held on June 6, 1995), or any adjournments thereof; the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders to be held after the annual meeting of stockholders for 1995, or any adjournments thereof; and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders to be held after the annual meeting of stockholders for 1995, or any adjournments thereof. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated and elected at the annual meeting of stockholders for 1995, or any adjournments thereof. The designation of said directors to Class I, Class II and Class III shall be by a majority vote of the Board or, if agreement cannot be reached, by length of prior service on the Board. At each annual meeting after the annual meeting of stockholders for 1995, or any adjournments thereof, directors to replace those of the Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal in number as is practicable.

                  (c) Any decrease in the number of directors constituting the Board of Directors shall be effective at the time of the next succeeding annual meeting of the stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                  (d) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled exclusively by the affirmative vote of a majority of the remaining members of the Board of Directors (and not by stockholders), although less than a quorum, or by a sole remaining director.

                  (e) Any director may be removed from office only for cause.

      THIRD, a new Article THIRTEENTH to the Certificate of Incorporation effected by this Certificate of Amendment reads as follows:

         THIRTEENTH: No action permitted or required to be taken by stockholders pursuant to the Delaware General Corporation Law may be taken by consent or consents in writing.

      FOURTH, a new Article FOURTEENTH to the Certificate of Incorporation effected by this Certificate of Amendment reads as follows:

         FOURTEENTH: Notwithstanding anything contained in this Certificate of Incorporation or the Corporation's Bylaws to the contrary, Articles Twelfth, Thirteenth and Fourteenth of this Certificate of Incorporation, and Section 11 of Article II, Section 2 of Article III, Section 13 of Article III, and Section 14 of Article III of the Bylaws, shall not be altered, amended or repealed, and no provisions inconsistent therewith shall be adopted, without the affirmative vote of two-thirds or more of the outstanding stock of the corporation entitled to vote thereon.

         IN WITNESS WHEREOF, STAAR Surgical Company has caused its corporate seal to be hereunto affixed and this Certificate to be signed by John R. Wolf, its President, and attested by William Huddleston, its Secretary, this 19th day of June, 1995.


                                             /s/ JOHN R. WOLF     6/19/95
                                             -----------------------------------
                                             John R. Wolf, President


ATTEST:

/s/ WILLIAM HUDDLESTON
------------------------------------
William Huddleston, Secretary

(Corporate Seal)